                                  EXHIBIT 10.1

                          FORM OF EXECUTIVE AGREEMENT


                                          , 199
                           ---------------     --

-------------------------

-------------------------

Dear               :
     --------------

           Elcor Corporation (the "Company") considers it essential to its best interests to foster the continuous employment of key management personnel and their objective pursuit of what is in the best interests of the Company and its shareholders. In this connection, the Board of Directors of the Company (the "Board") recognizes that, as is the case with many publicly held corporations, the possibility of a change in control may exist at some time in the future. That possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of key management personnel to the detriment of the Company and its shareholders, whether or not the change of control actually comes to fruition.

           The Board has determined that appropriate steps should be taken to reinforce and encourage the continued objectivity and dedication to corporate objectives of key members of the management of the Company and its subsidiaries, including you, in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Company. Furthermore, the Board believes that appropriate incentives should be provided to key management personnel to assist in the transition of the Company upon any change in control. This letter agreement ("Agreement") is intended to reduce or eliminate your personal loss from any change in control transaction and thereby ensure your objective pursuit or performance of corporate strategy and your strong commitment to the best interests of the Company and its shareholders before and after any such transaction.

           In order to induce you to remain in the employ of the Company during any threatened change in control, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Company and you agree as follows:

         1. Term and Nature of Agreement. This Agreement will commence on the date hereof and will continue in effect through the second anniversary of this Agreement; provided, however, that commencing on such anniversary and each second anniversary thereafter, the term of this Agreement will automatically be extended for two additional years unless, not later than 30 days prior to the end of the term in that year, either party has given notice to the other party that it does not wish to extend this Agreement; provided, further, that, subject to Section 3(i), this Agreement will terminate upon the termination of your employment with the Company or its subsidiary for any reason prior to any Change in Control, and no payments or benefits will be due hereunder if this Agreement has terminated or expired in accordance with this Section 1 prior to a Change in Control. This Agreement is not an employment agreement and is independent of the at-will employment relationship

M
 --.  -----------------------
                      , 199
----------------------     ---
Page 2

between the Company or its subsidiary and you. No term of this Agreement will be deemed or interpreted to construe or confer rights outside of the specific contractual relationship established by this Agreement, whether to establish a course of dealing between the parties, to confer implied terms of employment, to alter the status quo that you are strictly an employee-at-will of the Company or its subsidiary, or otherwise.

           2.  Payments and Benefits.

         (i) Payable Only Upon a Change in Control. No bonus or other payments or benefits will be payable pursuant to this Agreement unless there has been a Change in Control of the Company.

         (ii) Separation Payment. If your employment with the Company or its subsidiary is terminated at any time within three (3) years following the Change in Control, (A) by the Company or its subsidiary without Cause, or (B) by you for Good Reason, then the Company will pay you a separation payment (the "Separation Payment"). Subject to Section 4(vii), the Separation Payment will be a lump-sum cash payment equal to ________ (___) times your Annual Compensation. If, however, your employment with the Company or its subsidiary is terminated at any time (subject to Section 3(i)) prior to a Change in Control, or is terminated after the Change in Control (A) by the Company or its subsidiary for Cause, (B) by you without Good Reason, or (C) because of your death or Disability, then no Separation Payment under this Agreement will be
due to you from the Company.   The Company will pay you, or cause the Escrow
Agent or L/C Issuer under Section 2(vi) to pay you upon your presentation of documents contemplated thereby, any Separation Payment to which you are entitled under this Section 2(ii) within ten (10) days after the effective date
of  the termination of your employment with the Company.   If you are
terminated for any reason at any time, whether before or after any Change in Control, nothing in this Agreement will prevent the Company or its subsidiary, as the case may be, from awarding you reasonable severance compensation to which you have no contractual entitlement under this Agreement, if in its sole discretion, it determines to do so, but nothing in this Agreement will be construed to mean that the Company or its subsidiary will or is obligated to do so.

         (iii) No Offsets. Any Separation Payment paid to you will not act to reduce any other compensation, bonuses or other benefits to which you are or may otherwise become entitled, including without limitation accrued vacation pay, or salary or bonus that is accrued but unpaid as of the effective date of termination of employment. The Company will not have any rights of offset against Separation Payments due to you hereunder, except for any tax withholding or garnishment required under applicable law.

         (iv) Employee Welfare Benefits. If upon a Change in Control you are employed by the Company or its subsidiary, then for at least ________ (___) years following the Change in Control, you and your dependents will receive the same or substantially the same group medical, disability and life insurance coverage through the Company as you did immediately prior to such Change in Control

M
 --.  -----------------------
                      , 199
----------------------     ---
Page 3

at no more than one-hundred twenty percent (120%) of your pre-Change in Control employee cost; provided, however, that if your employment with the Company or its subsidiary is terminated during such _____-year period (A) because of your death or Disability, (B) by the Company or its subsidiary for Cause, or (C) by you without Good Reason, then as of the effective date of your termination of employment, you will no longer be entitled to such coverage, but you or your representative and dependents may be entitled to elect continued coverage under the employee health plan(s) then offered by the Company only to the extent, if any, mandated under the Consolidated Omnibus Budget Reconciliation Act of 1985, as it may be amended or superseded ("COBRA"). If your employment with the Company or its subsidiary is terminated within _____ (___) years following the Change in Control (A) by the Company or its subsidiary without Cause, or
(B) by you with Good Reason, then you and your dependents will be entitled, to the extent permitted under the plans and applicable law, to receive the same or substantially the same group medical, disability and life insurance coverage as you did immediately prior to the Change in Control, including comparable coverage of conditions existing at the time of reference, at the same or substantially the same cost to you as your pre-Change in Control employee cost, for the balance of the _____-year period following the Change in Control, and after the end of such period, you or your representative or dependents, as the case may be, may elect continued coverage for you and your dependents under health plans then offered by the Company or its subsidiary only for the time and upon the terms, if any, mandated under COBRA. Notwithstanding the foregoing provision of Section 2(iv), if after the termination of your employment, the Company or its subsidiary is unable under applicable law or for any other reason to provide the same or substantially the same benefits to you as specified above, you and the Company will negotiate in good faith for the Company's payment or provision to you of an adequate substitute that provides you the economic equivalent of the above benefits and the opportunity for reasonable protection from the risks against which the above benefits would otherwise insure. Subject to Section 3(i), if your employment with the Company or its subsidiary is terminated for any reason prior to a Change in Control, or after the _____-year period following a Change in Control, your entitlement to continued benefits will be limited to mandated health benefits under COBRA, unless otherwise agreed by the Company or as otherwise provided in any employee benefit plan of the Company or any subsidiary.

         (v) Credited Service - Stock/Loan Plan. If within three (3) years following a Change in Control your employment with the Company or its subsidiary is terminated (A) by the Company or its subsidiary without Cause, or
(B) by you with Good Reason, then the Company or such subsidiary, as the case may be, will provide you and accrue the Supplemental Credited Service. "Supplemental Credited Service" means service credits, for purposes of forgiveness of then outstanding loans to you under the Company's Stock/Loan Plan, sufficient to render all of your outstanding Stock/Loans from the Company forgiven in full.

         (vi) Escrow of Funds. Immediately prior to a Change in Control, the Company will deposit into an insured, interest bearing escrow account (the "Escrow Account") funds equal to the maximum Separation Payment and Gross-Up Payment potentially payable to you pursuant to Sections 2(ii) and

M
 --.  -----------------------
                      , 199
----------------------     ---
Page 4

5(i) under the facts and circumstances at that time (the "Maximum
Payment"). The Escrow Account will be held pursuant to an escrow agreement with a federally insured depository institution having net capital and surplus in excess of $100,000,000.00 (the "Escrow Agent"). Such escrow agreement will provide that immediately upon your presentation of an affidavit that all conditions to payment of such funds to you have been met, the Escrow Agent will pay you funds equal to any amount, up to the Maximum Payment, sworn to be due. All amounts in excess of any amounts due to you, including interest accruing on funds on deposit and potentially payable amounts that ultimately are not due
under the Agreement, will revert to the Company.   At the Company's option, in
lieu of the foregoing escrow securing payment to you, immediately prior to the Change in Control the Company will provide you with an irrevocable letter of credit from a federally insured depository institution (the "L/C Issuer") having net capital and surplus in excess of $100,000,000.00. Such letter of credit will have a term extending to or beyond the third annual anniversary of the Change in Control, and will be in an amount equal to the Maximum Payment. The terms of the letter of credit will require the L/C Issuer to pay or honor one or more drafts drawn by you under the letter of credit upon your presentation of draft(s) in any amount up to the Maximum Payment along with your sworn, notarized affidavit stating that all conditions to payment of such amount have been satisfied. You will be entitled to provide the sworn affidavit that the Separation Payment and Gross-Up Payment are due at the respective times provided for such payments under Section 2(ii) and 5(ii) of this Agreement. The escrow agreement or letter of credit reimbursement agreement between the Company and the Escrow Agent or L/C Issuer, as the case may be, will provide such financial institution with indemnities and exculpation from liability as is reasonable and sufficient to permit it to perform its duties in accordance with Section 2(vi) without threat of liability except for such institution's willful misconduct.

         3.  Other Agreements.

         (i) No Circumvention of Agreement. Any termination of your employment without Cause by the Company, and any reduction of compensation, including a reduction of benefits under a material employee compensation, benefit, or welfare plan, or other action which would constitute Good Reason if it occurred after a Change in Control, if made prior to the Change in Control but during the term of this Agreement, or any notice of termination or expiration of this Agreement given by the Company in accordance with Section 1, which is at the instance, request, suggestion or because of the influence or upon the suggestion of another party to the transaction resulting in the Change in Control, or its affiliate or associate, or any other transaction designed to circumvent the intent and purposes of this Agreement, upon the Change of Control will be treated, solely for purposes of the Company's payment and other obligations to you under this Agreement, as a termination of your employment by the Company without Cause, immediately after the effective time of the Change in Control.

         (ii) No Obligation to Mitigate. You will not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor

M
 --.  -----------------------
                      , 199
----------------------     ---
Page 5

will the amount of any payment or benefit provided for in this Agreement be reduced by any compensation or benefit earned by you as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by you to the Company or its subsidiary, or otherwise; provided, that payments by the Company or its subsidiary designated as payments under this Agreement will be credited against the obligations under this Agreement whether or not the payor entity is the Company; and provided, further, that if you are reemployed while covered by the welfare benefits set forth in Section 2(iv), and become covered under your new employer's employee welfare plans, your entitlement to the benefits set forth in Section 2(iv) thereupon will cease, except to any extent mandated otherwise by COBRA. You will provide the Company with immediate notice of such reemployment and coverage, and to the extent that you fail to do so, you will be obligated to reimburse the Company or its subsidiary for its costs of providing you non-mandatory benefits under Section 2(iv) subsequent to your reemployment date, with interest at a rate of twelve percent (12%) per annum, compounded monthly.

         4.  Certain Definitions.   For purposes of this Agreement, the
following terms denoted by capitalization of initial letters will have the definitions below:

         (i) Annual Compensation. "Annual Compensation" means the highest annual total of base salary, bonuses (including without limitation amounts paid under the applicable Incentive Cash Bonus Plan) and commissions paid to you by the Company and/or any of its affiliates, without reduction for any deductions, withholding, reductions or deferrals, in the three calendar years ending before the date of the Change in Control. For purposes of the preceding definition, only years in which you were employed by the Company or its subsidiary are included in the calculation of Annual Compensation, and compensation will be annualized for any partial years of such employment within the three calendar years ending before the date of the Change in Control.

         (ii) Beneficial Owner. "Beneficial Owner" and its derivatives means any Person (as defined in Section 4(viii)) who, directly or indirectly, through any contract, trust, power of attorney, pooling or other arrangement, understanding, relationship or otherwise has or shares voting power, which includes the power to vote or direct the voting of a security, and/or investment power, which includes the power to dispose or direct the disposition of such security; provided however that for purposes of this Agreement, Beneficial Ownership will not be deemed to result solely by virtue of a Person's right to acquire a security under any agreement, arrangement or understanding, including without limitation any option, conversion or exchange rights, warrants or option, until such rights are actually exercised or asserted, as the case may be; and provided, further, that no Person will be deemed to be a Beneficial Owner of securities solely as a result of acting as a member of the proxy committee appointed by the Board, or by virtue of a revocable proxy given in response to a public proxy or consent solicitation made in accordance with the Exchange Act; and, provided further, that no Person ordinarily engaged in business as an underwriter of securities will be deemed a Beneficial Owner of any securities acquired through such person's participation in good faith in a firm commitment

M
 --.  -----------------------
                      , 199
----------------------     ---
Page 6

underwriting until the expiration of forty days after the date of such acquisition and then only if such securities continue to be owned by such Person at the end of such forty day period.

         (iii) Cause. Termination by the Company or its subsidiaries of your employment for "Cause" means termination upon (A) your willful and continued failure to substantially perform your duties with the Company or its subsidiary (other than any such failure resulting from your incapacity due to physical or mental illness, or any actual or anticipated failure of your performance after the Company's issuance of a notice of termination or your issuance of a notice of termination for Good Reason), after a written demand for substantial performance is delivered to you by the Board, which demand specifically identifies the manner in which the Board believes that you have not substantially performed your duties, (B) your willful conduct which is demonstrably and materially injurious to the Company or its subsidiary, monetarily or otherwise, or (C) your felony conviction for a violation of a criminal law. For purposes of this Section 4(iii), no act, or failure to act, on your part will be deemed "willful" unless done, or omitted to be done, by you without good faith and without reasonable belief that your action or omission was in or not opposed to the best interests of the Company. Not in limitation of the foregoing, "Cause" does not include (W) acts or omissions attributable to bad judgment or gross negligence unless due to willful, habitual and continued bad judgment or gross negligence, (X) any act or omission in respect of which a determination could properly be made that you met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under the Certificate of Incorporation and Bylaws of the Company, the laws of the State of Delaware, or the directors' and officers' liability insurance of the Company, in each case as in effect at the time of such act or omission, (Y) an act or omission which occurred more than twelve (12) calendar months prior to your having been given notice of the termination of your employment for such act or omission, unless the commission of such act or such omission could not at the time of such commission or omission have been known to a member of the Board (other than you, if you are then a member of the Board), until less than twelve (12) calendar months before such notice is given, or (Z) a continuing course of action which commenced and was or could reasonably have been known to a member of the Board (other than you, if applicable) more than twelve (12) calendar months prior to notice having been given to you of the termination of your employment. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the chief executive officer or chief administrative officer of the Company or based upon the advice of counsel for the Company will be conclusively presumed to be done, or omitted to be done, by you in good faith and in the best interests of the Company. Furthermore, notwithstanding anything to the contrary, you will not be deemed to have been terminated for Cause unless and until there will have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board (other than you, if you are then a member of the Board) at a meeting of the Board called and held for such purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that in the good faith opinion of the Board you were guilty of conduct constituting "Cause" pursuant to this Section 4(iii) and specifying the particulars thereof.

M
 --.  -----------------------
                      , 199
----------------------     ---
Page 7

          (iv) Change in Control.   "Change in Control" means the consummation
of a transaction or series of transactions having the effect of changing possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the Company or its successor through the Beneficial Ownership of voting securities of the Company or its successor, by contract or otherwise; provided, that, without limitation, such a Change in Control will conclusively be deemed to have occurred if:

                 (A) any Person is or becomes the Beneficial Owner of voting securities of the Company representing forty (40%) or more of the combined voting power of the Company's then outstanding voting securities; or

                 (B) a merger or consolidation of the Company with any other entity becomes effective, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least sixty percent (60%) of the combined voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires forty percent (40%), or more of the combined voting power of the Company's then outstanding securities; or

                 (C) the shareholders of the Company approve a plan of complete liquidation of the Company or the shareholders of the Company or Board approve an agreement or plan for the sale or disposition by the Company in one transaction or a series of transactions resulting in the acquisition by any Person of operating assets or earning power constituting more than sixty-seven percent (67%) of the fair market value of all operating assets or earning power of the Company and its subsidiaries, taken as a whole;

provided, that no Change in Control will be deemed to have occurred solely by virtue of changes of the composition of the Board, without changes in Beneficial Ownership of the Company or its successor.

         (v) Continuing Director. "Continuing Director" will mean (A) any member of the Board as of the date of this Agreement (a "Current Director"),
(B) any person who subsequently becomes a member of the Board if such Person's election or nomination for election to the Board is recommended or approved by a majority of directors who are Current Directors (an "Approved Director"), or
(C) any person who subsequently becomes a member of the Board if such Person's election or nomination for election to the Board is approved by a majority of any and all Current Directors and Approved Directors then serving on the Board.

M
 --.  -----------------------
                      , 199
----------------------     ---
Page 8

           (vi) Disability. "Disability" means your incapacity due to physical or mental illness which results in your absence from the full-time performance of your duties with the Company or its subsidiary for six (6) consecutive months, and within thirty (30) days after written notice of termination is given you have not returned to the full-time performance of your duties.

         (vii) Good Reason. "Good Reason" means without your express written consent, the occurrence after a Change in Control of the Company of any of the following circumstances:

                 (A) the assignment to you of any duties that you believe in good faith to entail a substantial increase in your exposure to potential personal liability (whether or not indemnifiable by the Company) or a substantial increase in occupational risk to your personal health or safety, or the assignment to you for a period in excess of twelve months of any untitled, reduced or other capacity not reasonably required to accomplish the transition to new control, including but not limited to titled or untitled, advisory or consulting positions; or

                 (B) a reduction by the Company or its subsidiary in your annual base salary or a reduction in the basis on which you participate in any material employee compensation, benefit, or welfare plan of the Company or its subsidiary, as in effect immediately prior to the Change in Control, other than an increase in your employee share of premiums for such a plan which, cumulatively with any other increases post-Change in Control, totals to no more than 20% of your pre-Change in Control employee share of premiums; or

                 (C) the Company's or its subsidiary's requiring you to be based more than fifty (50) miles further from your residence than are the offices at which you were principally employed immediately prior to the date of the Change in Control, except for required travel on the business of the Company or its subsidiary that is no more than is reasonable, for which purpose travel substantially consistent with your present business travel obligations will be conclusively presumed to be reasonable; or

                 (D) the failure by the Company or its subsidiary to pay to you any portion of your salary, bonus, or any other compensation due to you under any deferred compensation program, or benefit under any employee compensation, benefit or welfare plan then in effect, within ten (10) days of the date such compensation or benefit is due; or

                  (E) the failure by the Company or its subsidiary to continue in effect any material employee compensation, benefit or welfare plan in which you participate immediately prior to the Change in Control, unless reasonably equivalent benefits or an equitable arrangement (embodied in an ongoing substitute or alternative plan) have

M
 --.  -----------------------
                      , 199
----------------------     ---
Page 9

         been made with respect to such plan, or the failure by the Company or its subsidiary to continue your participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, as to terms of and amount of benefits provided to you, than existed at the time of the Change in Control; or

                 (F) the failure by the Company or its subsidiary to provide you with a substantially equivalent number of paid vacation days (or compensation in lieu thereof) to which you are entitled on the basis of your years of service with the Company or its subsidiaries in accordance with the normal vacation policy applicable to you immediately prior to the Change in Control; or

                 (G) the failure of the Company to obtain a satisfactory agreement from any successor or other party to assume and agree to perform this Agreement as contemplated under Section 6, or the breach by the Company or its subsidiary of this Agreement;

provided, however, that none of the circumstances set forth in foregoing clauses (A) - (G) will constitute "Good Reason" unless and until you provide the Company with written notice of the circumstance and thirty (30) days to cure or remedy such circumstance; provided further that if after the Company cures or remedies any such circumstance once and it reoccurs, or if the Company remedies more than three distinct circumstances, recurring or not recurring, no notice and opportunity to cure or remedy will be required before such circumstance constitutes Good Reason. Anything to the contrary in this Agreement notwithstanding, a termination of employment by you for ANY reason during the thirty-day period (the "Thirty-day Window Period") immediately following the first anniversary of the Change in Control will be deemed to be a termination by you with Good Reason for all purposes of this Agreement, provided, however, that any such termination by you during the Thirty-day Window Period for any reason not set forth in the foregoing clauses (A)-(G) will act to reduce the Separation Payment, to which you are then entitled for a termination with Good Reason under Section 2(ii), by one times your Annual Compensation.

         (viii) Person. "Person" means any person or entity, or group or association of the foregoing, other than (1) the Company, (2) any trustee, investment advisor or other fiduciary holding, voting or otherwise exercising control of securities under the Company's Second Amended and Restated Employee Stock Ownership Plan dated January 1, 1994 (as amended, the "ESOP") or any successor employee plan to the ESOP, (3) any other employee benefit plan or employee compensation arrangement approved by Continuing Directors of the Company, (4) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions (relative to other shareholders individually and in the aggregate) as their ownership of stock of the Company, or (5) you or any group in which you are a participant, prior to the consummation of the Change in Control, through your beneficial ownership of equity securities; provided, however, that you will not be deemed a participant in any group solely by virtue of being a Beneficial Owner of an investment of $250,000.00 or less of publicly traded securities.

M
 --.  -----------------------
                      , 199
----------------------     ---
Page 10

         5.  Certain Tax Impacts.

         (i) Gross-Up. Anything in this Agreement to the contrary notwithstanding and except as set forth below, if it is determined that any payment or distribution by the Company to or for the benefit of you (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise), but determined without regard to any additional payments required under this Section 5 (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by you with respect to such excise tax (collectively, the "Excise Tax"), then the Company (or its Escrow Agent or L/C Issuer, as the case may be) will make an additional payment (a "Gross-Up Payment") in an amount such that after payment by you of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, you retain an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

         (ii) Certain Tax Determinations. Subject to the provisions of Section 5(iii), all determinations required to be made under this Section 5, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, will be made by Arthur Andersen LLP or such other certified public accounting firm as may be designated by you (the "Accounting Firm"). The Accounting Firm will provide detailed supporting calculations both to the Company and you within 15 business days of the receipt of notice from you that there has been a Payment, or such earlier time as is requested by the Company. If the Accounting Firm is serving as consultant, accountant or auditor for the individual, entity or group effecting the Change in Control, you will appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm will then be referred to in this Agreement as the Accounting Firm). All fees and expenses of the Accounting Firm will be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 5, will be paid by the Company (or its Escrow Agent or L/C Issuer) to you within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm will be binding upon the Company and you. As a result of the uncertainty in the application of
Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. If the Company exhausts its remedies pursuant to Section 5(iii) and you thereafter are required to make a payment of any Excise Tax, the Accounting Firm will determine the amount of the Underpayment that has occurred and any such Underpayment will be promptly paid by the Company (or its Escrow Agent or L/C Issuer) to you.

         (iii) Certain Tax Claims. You will notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification will be given as soon as practicable but not later than ten business days

M
 --.  -----------------------
                      , 199
----------------------     ---
Page 11

after you are informed in writing of such claim and will apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. You will not pay such claim prior to the expiration of the 30-day period following the date on which you give such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies you in writing prior to the expiration of such period that it desires to contest such claim, you will:

                 (A) give the Company any information reasonably requested by the Company relating to such claim;

                 (B) take such action in connection with contesting such claim as the Company reasonably requests in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

                 (C) cooperate with the Company in good faith in order effectively to contest such claim; and

                 (D) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company will bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and will indemnify and hold you harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this
Section 5(iii), the Company will control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct you to pay the tax claimed and sue for a refund or to contest the claim in any permissible manner, and you agree to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company will determine; provided, however, that if the Company directs you to pay such claim and sue for a refund, the Company will advance the amount of such payment to you, on an interest-free basis and will indemnify and hold you harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for your taxable year with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest will be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and you will be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

M
 --.  -----------------------
                      , 199
----------------------     ---
Page 12

         (iv) Refunds of Tax Advances. If, after the receipt by you of an amount advanced by the Company pursuant to Section 5(iii), you become entitled to receive any refund with respect to such claim, you will (subject to the Company's complying with the requirements of Section 5(iii)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by you of an amount advanced by the Company pursuant to Section 5(iii), a determination is made that you will not be entitled to any refund with respect to such claim and the Company does not notify you in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance will be forgiven and will not be required to be repaid and the amount of such advance will offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         6. Successors. If the transaction effecting the Change in Control of the Company would not as a matter of law result in the Company's successor's or other appropriate entity being bound to this Agreement, the Company will require an entity that succeeds in such transaction to at least a majority of the business and/or assets of the Company, or any other involved entity with whom you accept employment, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

         7. Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement will be in writing and will be deemed to have been duly given when delivered or mailed by personal delivery, confirmed telefacsimile or United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Company will be directed to the attention of the Board or Chief Executive Officer with a copy to the General Counsel of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, and no notice will be effective until received.

         8. Survival. Any rights and obligations of the Company or you hereunder arising upon a Change in Control during the term of this Agreement will survive the expiration or termination of this Agreement.

         9.  Legal Expenses; Special Damages; Arbitration.

         (i) The Company will reimburse all reasonable legal and accounting fees and expenses incurred by you as a result of or in connection with your enforcement of your rights under this Agreement, including all such reasonable fees and expenses, if any, incurred in seeking to obtain or enforce payment under this Agreement or in connection with any tax audit or proceeding to the extent set forth in Section 5. The Company will make such reimbursement payments to you within ten (10) days after any such reasonable fees or expenses are incurred and you have submitted copies of invoices therefor to the Company.

M
 --.  -----------------------
                      , 199
----------------------     ---
Page 13

         (ii) If the Company withholds any material compensation or benefit under this Agreement and it is subsequently determined in an arbitration or judicial proceeding that you were due such amount, then in addition to any compensatory damages you will be entitled to special damages equal to the greater of (a) $25,000.00, or (b) three times your actual damages, but not to exceed $100,000, as the arbitrator or judicial authority will assess in its discretion.

          (iii) Any dispute or controversy arising under or in connection with this Agreement will be settled exclusively by arbitration conducted before a panel of three arbitrators in Dallas, Texas in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrators' award in any court having jurisdiction.

         (iv) Notwithstanding any of the above provisions of Section 9, you will not be entitled to recover any legal fees or expenses (A) incurred by you in connection with any such claim which is determined by arbitration in accordance with Section 9(iii) of this Agreement to be frivolous or entirely without merit, or (B) directly attributable to claims or damages which are not contractual claims or damages for breaches of this Agreement.

         10. Applicable Law. Except for matters of corporate governance and the internal affairs of the Company bearing on this Agreement, which will be governed by the laws of the State of Delaware, this Agreement will be construed and enforced according to the laws of the State of Texas and the federal laws of the United States, excluding the laws of those jurisdictions pertaining to the resolution of conflicts of laws with other jurisdictions. Subject to
Section 9(iii): (A) the proper venues for all legal proceedings arising out of this Agreement are Dallas County, Texas, in a state court proceeding, and the Northern District of Texas, in a federal court proceeding, and the parties hereby waive any defense, whether asserted by motion or pleading, that such venue is improper, and (B) the parties consent to the personal jurisdiction of both the courts of the State of Texas and the United States District Court for the Northern District of Texas with respect to any litigation arising out of the Agreement.

         11. Binding Effect. The obligations of the parties will be binding on and inure to the benefit of their respective heirs, successors, assigns, and affiliates.

         12. Integration. This Agreement constitutes the parties' entire agreement containing its subject matter; provided, however, the Company or its subsidiary and you are parties to an Employee Agreement defining certain rights and obligations you have with respect to Company Private Information, Inventions, and certain other matters defined therein, which Employee Agreement will remain in effect in accordance with its terms. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter of this Agreement have been made by either party which are not expressly set forth in this Agreement. Subject to the provisions of Section 1 for automatic term extensions, a waiver, discharge, amendment, modification, or termination of this Agreement or any provision hereof, will be valid and effective only if in writing and executed by both

M
 --.  -----------------------
                      , 199
----------------------     ---
Page 14

parties hereto. A written waiver of a right, remedy or obligation under a provision of this Agreement will not constitute a waiver of the provision itself, a waiver of any succeeding right, remedy or obligation under the provision, or a waiver of any other right, remedy, or obligation under this Agreement. Any delay or failure by a party in enforcing any obligation or in exercising any right or remedy, including without limitation your delay in exercising your right to terminate your employment for Good Reason during the three-year period following a Change in Control and thereupon receive the benefits specified in this Agreement, will not operate as a waiver of it or affect that party's right later to enforce the obligation or exercise the right or remedy, and a single or partial exercise of a right or remedy by a party does not preclude any further exercise of it or the exercise of any other right or remedy of that party.

         13. Severability. If any provision of this Agreement is held by a court, arbitrator or other tribunal of competent jurisdiction to be invalid, void or unenforceable in any respect or with respect to any matter, such provision in all other respects and with respect to all other matters, and the remaining provisions with respect to all matters, will nevertheless continue in full force and effect without being impaired or invalidated and will be enforced to the full extent permitted by law.

         14. Construction. Unless the context of this Agreement otherwise requires, (a) words of any gender will be deemed to include each other gender;
(b) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular article, section, paragraph, or other subdivision, (c) words using the singular or plural tense will also include the plural or singular tense, respectively; (d) the terms "Section" or "subsection" will refer to the specified Section or subsection of this Agreement; (e) the terms of any provision of COBRA, the Exchange Act, the Code, or any other statute, regulation, form or part thereof will be deemed also to refer to successor provisions to such provisions; (f) the phrase "termination of employment" and equivalent phrases will not include reassignment, without a break in service in excess of two weeks, to another affiliate, division or department of the Company or any of its subsidiaries;
(g) the headings of the sections of this Agreement are inserted for convenience only and will not be deemed to constitute part of this Agreement or to affect its construction.



[Balance of page intentionally omitted]

M
 --.  -----------------------
                      , 199
----------------------     ---
Page 15


If you agree to the terms of this Agreement, please sign it where indicated below and send it back to the Company, and it will then constitute our agreement on this subject. We have enclosed a signed duplicate Agreement for your records.

Sincerely,

ELCOR CORPORATION


By: ------------------------------------
    Harold K. Work,
    Chairman of the Board, President and
    Chief Executive Officer

ACCEPTED AND AGREED as of the date above written:


----------------------------------------






Note:
Agreements were entered into with twenty-four offices and employees substantially identical to the Form of Executive Agreement. The information contained under the caption "Change-in-Control and Severence Agreements" on pages 15 and 16 of the Registrant's Proxy Statement dated
September 18, 1998 is incorporated by reference.